UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2015 (June 10, 2015)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

(Address of principal executive offices, including zip code)

(800) 606-3610

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective on June 10, 2015, Michael T. Ezzell resigned as Executive Vice President, Private Capital Markets, of American Realty Capital Properties, Inc. (the “Company”) for personal reasons.

(e) In connection with Mr. Ezzell’s resignation, the Company and Mr. Ezzell entered into a separation agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Ezzell will retain half of his $350,000 cash retention award paid in March 2015, which was previously disclosed in the Company’s Amendment No. 1 on Form 10-K/A filed with the U.S. Securities and Exchange Commission on April 30, 2015, and Mr. Ezzell has provided the Company with a general release of claims and reaffirmed his covenant obligations.

The Company will file the Separation Agreement with its Quarterly Report on Form 10-Q for the second quarter of 2015.

Item 8.01. Other Events.

On June 12, 2015, the Company issued a press release announcing the appointment of William C. Miller as the Company’s Executive Vice President, Investment Management and as President and Chief Executive Officer of Cole Capital®, the Company’s investment management business.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Michael J. Sodo
Name:	Michael J. Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Michael J. Sodo
Name:	Michael J. Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: June 12, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 12, 2015